Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-284680) pertaining to the Metsera, Inc. 2023 Equity Incentive Plan, the Metsera, Inc. 2025 Incentive Award Plan, and the Metsera, Inc. 2025 Employee Stock Purchase Plan of Metsera, Inc. of our report dated March 26, 2025, with respect to the consolidated financial statements of Metsera, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Iselin, New Jersey

March 26, 2025